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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                           ------------------------

                              SEPTEMBER 30, 1998
               Date of report (Date of earliest event reported)

                           ------------------------

                        Commission File Number: 0-18108

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                          FINET HOLDINGS CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
           (State or jurisdiction of incorporation or organization)

                           505 SANSOME STREET, #1420
                            SAN FRANCISCO, CA 94111
                    (Address of principal executive office)

                                  94-3115180
                     (IRS Employer Identification Number)

                       Telephone Number: (415) 263-5420
             (Registrant's telephone number, including area code)





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ITEM 5.  AGREEMENTS RELATING TO SALE OF SERIES A CONVERTIBLE PREFERRED STOCK

     Effective September 30, 1998, the Registrant entered into a series of agreements relating to the private placement of between 240 and 300 shares of its Series A Convertible Preferred Stock. Pursuant to agreement, the Registrant appointed a placement agent to assist in the private sale to qualified purchasers of between $2.4 million and $3.0 million of Series A Convertible Preferred Stock and a related five-year warrant to purchase 250,000 shares of the Company's common stock at $1.00 per share. The Securities Purchase Agreement executed by each purchaser and related agreements pursuant to which the stock is being sold contain additional provisions and covenants on the part of the Registrant, including the purchaser's right to convert the preferred shares into common stock ("Conversion Shares") at a conversion price calculated on an adjustable discount from the trading price of the stock at the time of conversion; the Company's commitment to reserve sufficient common shares to issue the Conversion Shares and the shares issuable on exercise of the warrants ("Warrant Shares"); to register the Conversion Shares and Warrant Shares to permit their sale into the public markets after a certain waiting period; and to take action necessary to secure registration of the Conversion Shares and Warrant Shares on a national securities exchange or automated quotation market. To date, the Company has sold $2.5 million worth of Series A Convertible Preferred Shares.


ITEM 7.  EXHIBITS.

     7.1 Form of Securities Purchase Agreement between the Company and purchasers, with Schedules.




PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

FINET HOLDINGS CORPORATION

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Date: October 8, 1998             /s/       L. DANIEL RAWITCH
                               ------------------------------------
                               L. DANIEL RAWITCH
                               (CEO AND PRINCIPAL EXECUTIVE OFFICER)

Date: October 8, 1998             /s/       GEORGE P. WINKEL
                               ------------------------------------
                               GEORGE P. WINKEL
                               (PRINCIPAL FINANCIAL OFFICER)
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